                               Exhibits 22.  Subsidiaries



                              MOORE'S LANE PROPERTIES, LTD.
                            (A Tennessee Limited Partnership)

MOORE'S LANE VENTURE ASSOCIATES
A Tennessee Joint Venture
One Belle Meade Place
4400 Harding Road, Suite 500
Nashville, TN 37205

EIN 62-1310146